PRESS RELEASE

ENERGY TRANSFER PARTNERS, L.P.
REPORTS SECOND QUARTER RESULTS

Dallas, Texas – April 13, 2004 – Energy Transfer Partners, L.P. (NYSE:ETP), formerly known as Heritage Propane Partners, L.P. (NYSE:HPG), today reported net income for the second quarter of fiscal 2004 ended February 29, 2004 of $49.2 million, or $2.38 per limited partner unit, as compared to net income of $7.8 million, or $1.16 per limited partner unit, for the second quarter of fiscal 2003. EBITDA, as adjusted, for the second quarter of fiscal 2004 was $68.1 million versus the $15.1 million reported for the second quarter of fiscal 2003 ended February 28, 2003.

The second quarter results for the period ended February 29, 2004 represent a financial reporting transition period following the January 20, 2004 combination of Energy Transfer’s midstream and transportation operations and Heritage’s propane operations. The business combination of Energy Transfer and Heritage resulted in a change of control causing Energy Transfer’s financial statements to become those of the registrant. Reported actual results reflect the operations of Energy Transfer’s midstream and transportation business for the entire reporting period but only Heritage’s propane business for the 40-day period from the date of the business combination on January 20, 2004 through February 29, 2004. Pro forma information presents the combined operations of Energy Transfer and Heritage as if the transaction occurred as of the beginning of the periods presented so that complete results for both operations are included for the entire period.

On a pro forma basis, net income for the second quarter of fiscal 2004 ended February 29, 2004 increased nearly 25% to $70.8 million, or $1.94 per limited partner unit, from the pro forma net income of $56.9 million, or $1.65 per limited partner unit, for the second quarter of fiscal 2003. Pro forma EBITDA, as adjusted, for the second quarter of fiscal 2004 was $103.8 million, including $4.0 million of non-recurring costs associated with the Energy Transfer transaction that were expensed through February 29, 2004, a 17% increase from the $88.7 million reported for the second quarter of fiscal 2003 ended February 28, 2003.

Pro forma volumes for the midstream, transportation, and propane segments all achieved quarterly records for the second quarter of fiscal 2004 ended February 29, 2004. The midstream segment natural gas volumes more than doubled to a record 968,000 MMBtu/d for the second quarter of fiscal 2004 from the 432,000 MMBtu/d for the second quarter of fiscal 2003. Midstream NGL production increased over 20% to 12,600 bbls/d for the fiscal 2004 second quarter as compared to the 10,200 bbls/d for the second quarter of 2003. The midstream segment volumes increased as a result of higher throughput on existing contracts, additional sales volumes from new contracts, and more favorable gas processing margins. The transportation segment also achieved new volume records during the fiscal 2004 second quarter with natural gas volumes of 873,000 MMbtu/d versus the 816,000 MMbtu/d achieved in the second quarter of fiscal 2003 due to increased producer shipments. The propane segment established another volume record with retail gallons sold of 177.4 million gallons for the second quarter of fiscal 2004, a nearly 11 million gallon increase over the 166.6 million retail propane gallons sold for the second quarter of fiscal 2003. This retail propane increase was primarily the result of volumes added through acquisitions.

In commenting on the second quarter results, H. Michael Krimbill, President said, “The combination of the midstream natural gas and retail propane businesses has been seamless with both operations achieving record results. The merging of the corporate function has gone smoothly as well, with expense savings being experienced in several areas. As a result, we are reaffirming our fiscal 2004 pro forma EBITDA, as adjusted, guidance of approximately $220 million, which is net of $4.0 million of transaction costs expensed through February 29, 2004. The Bossier Pipeline project is progressing on schedule and is expected to be completed in June 2004. The projected EBITDA, when operational, is at least $25 million annually. We anticipate obtaining the benefits from this project in July and August of fiscal 2004.”

EBITDA, as adjusted, for the first six months of fiscal 2004 of $93.4 million, represented a $71.5 million increase over the EBITDA, as adjusted, of $21.9 million reported for the five months ended February 28, 2003. Net income for the six months ended February 29, 2004 was $64.9 million, or $4.73 per limited partner unit, a $53.3 million increase over the net income of $11.6 million, or $1.71 per limited partner unit, for the five months of fiscal 2003.

Pro forma EBITDA, as adjusted, for the first six months of fiscal 2004 of $145.6 million, represented a $24.6 million, or 20% increase over the pro forma EBITDA, as adjusted, of $121.0 million reported for the five months ended February 28, 2003. Pro forma net income for the six months ended February 29, 2004 increased 33% to $82.1 million, or $2.22 per limited partner unit, a $20.2 million increase over the pro forma net income of $61.9 million, or $1.79 per limited partner unit, for the five months of fiscal 2003. Both fiscal 2004 pro forma net income and pro forma EBITDA, as adjusted, reflect the non-recurring expense of $4.0 million associated with the Energy Transfer transaction costs through February 29, 2004.

EBITDA, as adjusted, is a non-GAAP financial measure used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities. EBITDA, as adjusted, should not be considered in isolation or as a substitute for net income, income from operations, or other measures of cash flow. A table reconciling EBITDA, as adjusted, with appropriate GAAP financial measures is included in the notes to the consolidated financial statements included in this release.

Energy Transfer Partners, L.P. is a publicly traded partnership owning and operating a diversified portfolio of energy assets. The Partnership’s natural gas operations include approximately 4,500 miles of natural gas gathering and transportation pipelines with an aggregate throughput capacity of 2.5 billion cubic feet of natural gas per day, with natural gas treating and processing assets located in Texas, Oklahoma, and Louisiana. The Partnership is the fourth largest retail marketer of propane in the United States, serving more that 650,000 customers from over 300 customer service locations in 31 states extending from coast to coast, with concentration in the western, upper midwestern, northeastern, and southeastern regions of the United States.

This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

The Partnership has scheduled a conference call for 10:00am Central Daylight Time, Wednesday, April 14, 2004, to discuss the fiscal 2004 second quarter results. The dial-in number is 877-777-1967; participant code Energy Transfer.

The information contained in this press release is available on the Partnership’s website at www.energytransfer.com. For more information, please contact Michael L. Greenwood, Vice President — Finance, at 918-492-7272.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit and unit data)
(unaudited)

	Three Months	Three Months	Three Months	Six Months	Five Months	Six Months
	Ended	Ended	Ended	Ended	Ended	Ended
	February 29,	February 28,	February 28,	February 29,	February 28,	February 28,
	2004	2003	2003	2004	2003	2003
		(Energy Transfer	(Predecessor		(Energy Transfer	(Predecessor
		Company)	Heritage)		Company)	Heritage)
REVENUES:
Midstream and transportation	$488,291	$201,440	$—	$903,277	$277,293	$—
Affiliated	—	2,667	—	—	5,066	—
Propane	132,453	—	232,922	132,453	—	328,319
Other	8,543	—	16,887	8,543	—	34,950

Total revenues	629,287	204,107	249,809	1,044,273	282,359	363,269

COSTS AND EXPENSES:
Cost of products sold	534,513	174,504	128,420	917,062	241,825	185,440
Operating expenses	27,470	5,452	45,237	32,910	7,548	78,630
Depreciation and amortization	9,472	2,811	9,447	13,619	4,461	18,713
Selling, general and administrative	6,381	4,286	4,320	11,261	5,873	7,177
Realized and unrealized (gains) losses on derivatives	(7,168)	4,828	—	(10,202)	6,693	—

Total costs and expenses	570,668	191,881	187,424	964,650	266,400	289,960

OPERATING INCOME	58,619	12,226	62,385	79,623	15,959	73,309
OTHER INCOME (EXPENSE):
Interest, net	(8,895)	(3,542)	(9,317)	(12,647)	(4,951)	(18,613)
Equity in earnings of affiliates	180	71	970	327	1,443	1,183
Gain on disposal of assets	31	—	88	28	—	155
Other	227	36	(2,268)	233	68	(2,546)

INCOME BEFORE MINORITY
INTERESTS AND INCOME TAXES	50,162	8,791	51,858	67,564	12,519	53,488
Minority interests	(175)	—	(821)	(175)	—	(947)

INCOME BEFORE INCOME TAXES	49,987	8,791	51,037	67,389	12,519	52,541
Income taxes	748	952	1,285	2,457	952	1,285

NET INCOME	49,239	7,839	49,752	64,932	11,567	51,256
GENERAL PARTNER’S INTEREST IN NET INCOME	2,304	157	723	2,617	231	956

LIMITED PARTNERS’ INTEREST IN NET INCOME	$46,935	$7,682	$49,029	$62,315	$11,336	$50,300

BASIC NET INCOME PER LIMITED PARTNER UNIT	$2.38	$1.16	$3.03	$4.74	$1.71	$3.15

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	19,686,563	6,621,737	16,165,602	13,154,150	6,621,737	15,990,010

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$2.38	$1.16	$3.03	$4.73	$1.71	$3.14

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	19,711,458	6,621,737	16,207,002	13,178,848	6,621,737	16,026,860

	Three Months	Three Months	Three Months	Six Months	Five Months	Six Months
	Ended	Ended	Ended	Ended	Ended	Ended
	February 29,	February 28,	February 28,	February 29,	February 28,	February 28,
SUPPLEMENTAL INFORMATION:	2004	2003	2003	2004	2003	2003
		(Energy Transfer	(Predecessor		(Energy Transfer	(Predecessor
		Company)	Heritage)		Company)	Heritage)
Net income reconciliation
Net income	$49,239	$7,839	$49,752	$64,932	$11,567	$51,256
Depreciation and amortization	9,472	2,811	9,447	13,619	4,461	18,713
Interest	8,895	3,542	9,317	12,647	4,951	18,613
Taxes	748	952	1,285	2,457	952	1,285
Non-cash compensation expense	—	—	307	—	—	620
Other expenses (income)	(227)	(36)	2,268	(233)	(68)	2,546
Depreciation, amortization, interest and taxes of investee	1	—	217	1	—	456
Minority interests	—	—	482	—	—	491
Gain on disposal of assets	(31)	—	(88)	(28)	—	(155)

EBITDA, as adjusted (a)	$68,097	$15,108	$72,987	$93,395	$21,863	$93,825

Capital Expenditures:
Maintenance	$32,343	$181	$3,847	$36,972	$181	$11,394
Growth	$168,399	$71,432	$22,578	$175,600	$335,534	$26,286
VOLUMES
Midstream
Natural gas MMBtu/d	968,000	390,000	—	946,000	336,000	—
NGLs bbls/d	12,600	9,900	—	13,800	12,000	—
Transportation
Natural gas MMBtu/d	873,000	763,000	—	831,000	787,000	—
Propane operations (in gallons)
Retail propane	84,435	—	166,622	84,435	—	243,343
Domestic wholesale	1,291	—	5,467	1,291	—	10,357
Foreign wholesale	11,876	—	25,358	11,876	—	42,553

(a)	EBITDA, as adjusted is defined as the Partnership’s earnings before interest, taxes, depreciation, amortization and other non-cash items, such as compensation charges for unit issuances to employees, gain or loss on disposal of assets, and other expenses. We present EBITDA, as adjusted, on a Partnership basis, which includes both the general and limited partner interests. Non-cash compensation expense represents charges for the value of the Common Units awarded under the Partnership’s compensation plans that have not yet vested under the terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income such as the gain arising from our disposal of assets is not included when determining EBITDA, as adjusted. EBITDA, as adjusted (i) is not a measure of performance calculated in accordance with generally accepted accounting principles and (ii) should not be considered in isolation or as a substitute for net income, income from operations or cash flow as reflected in our consolidated financial statements.

EBITDA, as adjusted is presented because such information is relevant and is used by management, industry analysts, investors, lenders and rating agencies to assess the financial performance and operating results of the Partnership’s fundamental business activities. Management believes that the presentation of EBITDA, as adjusted is useful to lenders and investors because of its use in the propane industry and for master limited partnerships as an indicator of the strength and performance of the Partnership’s ongoing business operations, including the ability to fund capital expenditures, service debt and pay distributions. Additionally, management believes that EBITDA, as adjusted provides additional and useful information to the Partnership’s investors for trending, analyzing and benchmarking the operating results of the Partnership from period to period as compared to other companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted allows investors to view the Partnership’s performance in a manner similar to the methods used by management and provides additional insight to the Partnership’s operating results.

EBITDA, as adjusted is used by management to determine our operating performance, and along with other data as internal measures for setting annual operating budgets, assessing financial performance of the Partnership’s numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation. The Partnership has a large number of business locations located in different regions of the United States. EBITDA, as adjusted can be a meaningful measure of financial performance because it excludes factors which are outside the control of the employees responsible for operating and managing the business locations, and provides information management can use to evaluate the performance of the business locations, or the region where they are located, and the employees responsible for operating them. To present EBITDA, as adjusted on a full Partnership basis, we add back the minority interest of the general partner because net income is reported net of the general partner’s minority interest. Our EBITDA, as adjusted includes non-cash compensation expense which is a non-cash expense item resulting from our unit based compensation plans that does not require cash settlement and is not considered during management’s assessment of the operating results of the Partnership’s business. By adding these non-cash compensation expenses in EBITDA, as adjusted allows management to compare the Partnership’s operating results to those of other companies in the same industry who may have compensation plans with levels and values of annual grants that are different than the Partnership’s. Other expenses include other finance charges and other asset non-cash impairment charges that are reflected in the Partnership’s operating results but are not classified in interest, depreciation and amortization. We do not include gain on the sale of assets when determining EBITDA, as adjusted since including non-cash income resulting from the sale of assets increases the performance measure in a manner that is not related to the true operating results of the Partnership’s business. In addition, the Partnership’s debt agreements contain financial covenants based on EBITDA, as adjusted. For a description of these covenants, please read “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Description of Indebtedness” included in the Partnership’s Form 10-K/A for the fiscal year ended August 31, 2003, as filed with the Securities and Exchange Commission on November 26, 2003.

There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss. In addition, Heritage’s calculation of EBITDA, as adjusted may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP. EBITDA, as adjusted for the periods described herein is calculated in the same manner as presented by Heritage in the past. Management compensates for these limitations by considering EBITDA, as adjusted in conjunction with its analysis of other GAAP financial measures, such as gross profit, net income (loss), and cash flow from operating activities.

The following unaudited pro forma consolidated results of operations are presented as if Oasis Pipe Line and ET Company I were wholly owned at the beginning of the periods presented and the transaction with Heritage and ETC had been made at the beginning of the periods presented. The pro forma consolidated results of operations include adjustments to give effect to amortization of customer lists, interest expense on acquisitions and assumed debt and certain other adjustments. The unaudited pro forma information is not necessarily indicative of the results of operations that would have occurred had the transactions been made at the beginning of the periods presented or the future results of the combined operations.

	Three Months Ended		Six Months	Five Months
			Ended	Ended
	February 29,	February 28,	February 29,	February 28,
PRO FORMA	2004	2003	2004	2003
REVENUES:
Midstream and transportation	$488,291	$225,672	$903,277	$337,964
Propane Operations	269,777	232,922	374,508	328,319
Other	19,120	16,887	38,115	34,949

Total revenues	777,188	475,481	1,315,900	701,232
COSTS AND EXPENSES:
Cost of products sold –
Midstream and Transportation	457,928	192,712	840,478	287,631
Propane Operations	153,581	123,552	214,680	175,731
Other	5,199	4,868	10,470	9,709
Operating expenses	51,903	51,361	95,384	87,796
Depreciation and amortization	15,759	13,641	30,174	25,840
Selling, general and administrative	13,268	9,070	21,315	14,361
Realized and unrealized (gains) losses on derivatives	(7,168)	4,828	(10,202)	6,693

Total costs and expenses	690,470	400,032	1,202,299	607,761
OPERATING INCOME	86,718	75,449	113,601	93,471
OTHER INCOME (EXPENSE)
Interest, net	(14,424)	(13,873)	(27,284)	(25,504)
Equity in earnings of affiliates	457	(533)	823	1,054
Gain on disposal of assets	31	—	28	—
Other	206	(81)	168	(489)

INCOME BEFORE MINORITY INTERESTS AND INCOME TAXES	72,988	60,962	87,336	68,532
Minority interests	367	317	516	432

INCOME BEFORE INCOME TAXES	72,621	60,645	86,820	68,100
Income Taxes	1,841	3,777	4,722	6,173

NET INCOME	70,780	56,868	82,098	61,927
GENERAL PARTNER’S INTEREST IN NET INCOME	2,113	1,796	3,659	2,565

LIMITED PARTNERS’ INTEREST IN NET INCOME	$68,667	$55,072	$78,439	$59,362

BASIC EARNINGS PER LIMITED PARTNER UNIT	$1.94	$1.65	$2.22	$1.79

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	35,478,745	33,340,069	35,296,097	33,161,396

DILUTED EARNINGS PER LIMITED PARTNER UNIT	$1.93	$1.65	$2.22	$1.79

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	35,503,640	33,364,569	35,320,795	33,185,896

	Three Months Ended		Six Months	Five Months
PRO FORMA SUPPLEMENTAL			Ended	Ended
INFORMATION:	February 29,	February 28,	February 29,	February 28,
	2004	2003	2004	2003
Net income reconciliation
Net income	$70,780	$56,868	$82,098	$61,927
Depreciation and amortization	15,759	13,641	30,174	25,840
Interest	14,424	13,873	27,284	25,504
Taxes	1,841	3,777	4,722	6,173
Non-cash compensation expense	1,142	307	1,232	620
Other expense (income)	(206)	81	(168)	489
Depreciation, amortization, interest and taxes of investee	57	193	278	425
Gain on disposal of assets	(31)	—	(28)	—

EBITDA, as adjusted (a)	$103,766	$88,740	$145,592	$120,978

Capital Expenditures:
Maintenance	$36,128	$4,028	$49,725	$11,575
Growth	$20,752	$24,691	$38,024	$29,672
VOLUMES
Midstream
Natural gas MMBtu/d	968,000	432,000	946,000	412,000
NGLs bbls/d	12,600	10,200	13,800	12,400
Transportation
Natural gas MMBtu/d	873,000	816,000	831,000	846,000
Propane operations (in gallons)
Retail propane	177,447	166,622	256,088	243,343
Domestic wholesale	3,379	5,467	6,673	10,357
Foreign wholesale	23,006	25,358	35,175	42,553

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

	February 29,	August 31,	August 31,
	2004	2003	2003
		(Energy Transfer	(Predecessor
		Company)	Heritage)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$110,601	$53,122	$7,117
Marketable securities	2,126	—	3,044
Accounts receivable, net of allowance for doubtful accounts	247,811	105,987	35,879
Accounts receivable from related companies	3,856	—	—
Inventories	37,576	3,947	45,274
Deposits paid to vendors	1,106	19,053	—
Exchanges receivable	1,597	1,373	—
Price risk management asset	3,311	928	—
Prepaid expenses and other	6,887	770	2,824

Total current assets	414,871	185,180	94,138
PROPERTY, PLANT AND EQUIPMENT, net	928,052	391,264	426,588
INVESTMENT IN AFFILIATES	7,902	6,844	8,694
GOODWILL	284,240	13,409	156,595
INTANGIBLES AND OTHER ASSETS, net	96,566	5,406	52,824

Total assets	$1,731,631	$602,103	$738,839

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Working capital facility	$65,488	$—	$26,700
Accounts payable	230,219	114,198	43,690
Accounts payable to related companies	15,046	820	6,255
Exchanges payable	1,704	1,410	—
Accrued and other current liabilities	39,076	19,655	35,573
Price risk management liabilities	2,254	823	—
Income taxes payable	867	2,567	500
Current maturities of long-term debt	29,937	30,000	38,309

Total current liabilities	384,591	169,473	151,027
LONG-TERM DEBT, less current maturities	685,460	196,000	360,762
DEFERRED TAXES	112,325	55,385	—
OTHER NONCURRENT LIABILITIES	3,601	157	—
MINORITY INTERESTS	761	—	4,002

	1,186,738	421,015	515,791

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

	February 29,	August 31,	August 31,
	2004	2003	2003
		(Energy Transfer	(Predecessor
		Company)	Heritage)
COMMITMENTS AND CONTINGENCIES
PARTNERS’ CAPITAL:
Common Unitholders (27,897,734 and 6,628,817 units authorized, issued and outstanding at February 29, 2004 and August 31, 2003, respectively)	312,856	180,896	221,207
Class C Unitholders (1,000,000 and 0 units authorized, issued and outstanding at February 29, 2004 and August 31, 2003, respectively)	—	—	—
Class D Unitholders (7,721,542 and 0 authorized, issued and outstanding at February 29, 2004 and August 31, 2003)	211,883	—	—
Treasury Units – Class E Unitholders (4,426,916 and 0 authorized, issued and outstanding at February 29, 2004 and August 31, 2003, respectively)	—	—	—
Special Units (3,742,515 and 0 authorized, issued and outstanding at February 29, 2004 and August 31, 2003)	—	—	—
General Partner	17,703	192	2,190
Accumulated other comprehensive income (loss)	2,451	—	(349)

Total partners’ capital	544,893	181,088	223,048

Total liabilities and partners’ capital	$1,731,631	$602,103	$738,839